Exhibit 99.1

November 6, 2018
Press Release No. 1434
For Immediate Release:

Coherent, Inc. Reports Fourth Fiscal Quarter and Year-End Results

SANTA CLARA, CA, November 6, 2018 -- Coherent, Inc. (NASDAQ, COHR), one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial applications, today announced financial results for its fourth fiscal quarter and fiscal year ended September 29, 2018.

FINANCIAL HIGHLIGHTS

	Three Months Ended			Year Ended
	Sep. 29, 2018	June 30, 2018	Sep. 30, 2017	Sep. 29, 2018	Sep. 30, 2017
GAAP Results
(in millions except per share data)
Net sales	$461.5	$482.3	$490.3	$1,902.6	$1,723.3
Net income	$73.2	$67.0	$73.8	$247.4	$207.1
Diluted EPS	$2.99	$2.69	$2.96	$9.95	$8.36

Non-GAAP Results
(in millions except per share data)
Net income	$78.8	$87.3	$92.5	$338.9	$311.4
Diluted EPS	$3.22	$3.51	$3.72	$13.64	$12.57

FOURTH FISCAL QUARTER AND FISCAL YEAR DETAILS

For the fourth fiscal quarter ended September 29, 2018, Coherent announced net sales of $461.5 million and net income, on a U.S. generally accepted accounting principles (GAAP) basis, of $73.2 million, or $2.99 per diluted share. These results include $16.2 million, or $0.66 per diluted share, of primarily a one-time additional income tax net benefit due to adjustments calculated under the provisions of the U.S. Tax Cuts and Jobs Act (the "Tax Act") as well as a $3.4 million, or $0.14 per diluted share, tax charge due to an increase in valuation allowances against deferred tax assets. The Securities and Exchange Commission has issued rules that allow for a measurement period of up to one year after the enactment date of the Tax Act to finalize the recording of the related tax impacts. Accordingly, Coherent has recorded additional adjustments in our fourth fiscal quarter ended September 29, 2018.

These results compare to net sales of $490.3 million and net income of $73.8 million, or $2.96 per diluted share, for the fourth quarter of fiscal 2017, and net sales of $482.3 million and net income of $67.0 million, or $2.69 per diluted share, for the third quarter of fiscal 2018.

Exhibit 99.1

Non-GAAP net income for the fourth quarter of fiscal 2018 was $78.8 million, or $3.22 per diluted share. Non-GAAP net income for the fourth quarter of fiscal 2017 was $92.5 million, or $3.72 per diluted share. Non-GAAP net income for the third quarter of fiscal 2018 was $87.3 million, or $3.51 per diluted share. Reconciliations of GAAP to non-GAAP financial measures for the three months ended September 29, 2018, June 30, 2018 and September 30, 2017, and for the fiscal years ended September 29, 2018 and September 30, 2017 appear in the financial statements portion of this release under the heading "Reconciliation of GAAP to Non-GAAP net income".

For the fiscal year ended September 29, 2018, Coherent posted net sales of $1,902.6 million and net income of $247.4 million, or $9.95 per diluted share, on a GAAP basis compared to the prior year net sales of $1,723.3 million and net income on a GAAP basis of $207.1 million, or $8.36 per diluted share. For the fiscal year ended September 29, 2018, Coherent posted net income on a non-GAAP basis of $338.9 million, or $13.64 per diluted share, compared to the prior year net income on a non-GAAP basis of $311.4 million, or $12.57 per diluted share.

Results for the fiscal year ended September 29, 2018 include additional income tax expense of $25.5 million, or $1.03 per diluted share, due to the provisions under the Tax Act and a $3.4 million, or $0.14 per diluted share, tax charge due to an increase in valuation allowances against deferred tax assets as well as a benefit of $12.8 million, or $0.51 per diluted share, from the adoption of new rules for accounting for excess tax benefits and deficiencies for employee stock-based compensation.

As previously announced, on November 7, 2016, Coherent completed its acquisition of Rofin-Sinar Technologies, Inc. (“Rofin”), one of the world's leading developers and manufacturers of high-performance industrial laser sources and laser-based solutions and components. As a result, Rofin’s operating results were consolidated for the period from November 7, 2016 through September 30, 2017 in Coherent’s fiscal 2017 results. Subsequent to the first quarter of fiscal 2017, Rofin’s operating results are consolidated in Coherent’s results for the full quarter and fiscal year periods.

“Our fourth fiscal quarter was affected by two significant events that evolved in the second half of the quarter: execution issues at one of our German sites and a demand slowdown in China. The combined top line impact was approximately $11 million and resulted in us missing the low-end of our prior revenue guidance. We have taken a number of steps to rectify these execution problems and believe they will be behind us by the end of the current quarter.  The demand challenges in China are largely due to U.S. tariffs on Chinese manufactured goods. Chinese tariffs on U.S. goods are also affecting demand but to a lesser degree. This is mostly confined to the materials processing market. Given the foregoing we are updating our fiscal 2019 outlook. We expect year-on-year sales to decline between 8-12% with the second half of fiscal 2019 being stronger than the first half. Expense reductions of $10-15 million will partially offset the gross profit impact of lower sales,” stated John Ambroseo, Coherent’s President and CEO. “Though this past quarter had its challenges, 2018 was a record year for sales, gross profit and EPS for the Company. I want to take this opportunity to thank and congratulate my colleagues for all their efforts on behalf of our global customer base,” he added.

The Company is also announcing that the Board of Directors has authorized a stock repurchase program in the amount of $250 million through December 31, 2019, with a limit of no more than $75 million deployed in a given quarter.

CONFERENCE CALL REMINDER

The Company will host a conference call today to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern). A listen-only broadcast of the conference call and a transcript of management's prepared remarks can be accessed on the Company's website at http://www.coherent.com/Investors/. For those who are not able to listen to the live broadcast, the call will be archived for approximately three months on the Company's website.

Exhibit 99.1

Summarized statement of operations information is as follows (unaudited, in thousands, except per share data):

	Three Months Ended			Year Ended
	Sep. 29, 2018	June 30, 2018	Sep. 30, 2017	Sep. 29, 2018	Sep. 30, 2017

Net sales	$461,548	$482,342	$490,298	$1,902,573	$1,723,311
Cost of sales(A)(B)(E)(G)(H)	271,646	274,006	268,244	1,071,882	973,042
Gross profit	189,902	208,336	222,054	830,691	750,269
Operating expenses:
Research & development(A)(B)(H)	32,108	34,303	31,063	132,586	119,166
Selling, general & administrative(A)(B)(F)(G)(H)	72,758	70,291	73,482	293,632	292,084
Gain on business combination (C)	—	—	—	—	(5,416)
Other impairment charges(D)	—	611	2,916	766	2,916
Amortization of intangible assets(E)	2,527	2,607	2,964	10,690	16,024
Total operating expenses	107,393	107,812	110,425	437,674	424,774
Income from operations	82,509	100,524	111,629	393,017	325,495
Other income (expense), net(B)(I)	(5,827)	(7,625)	(10,415)	(31,462)	(23,440)
Income from continuing operations, before income taxes	76,682	92,899	101,214	361,555	302,055
Provision for income taxes (J)	3,497	25,929	28,327	114,195	93,411
Net income from continuing operations	73,185	66,970	72,887	247,360	208,644
Income (loss) from discontinued operations, net of income taxes	—	—	865	(2)	(1,522)
Net income	$73,185	$66,970	$73,752	$247,358	$207,122

Net income (loss) per share:
Basic from continuing operations	3.02	2.72	2.97	10.07	8.52
Basic from discontinued operations	—	—	0.03	—	(0.06)
Basic earnings per share	$3.02	$2.72	$3.00	$10.07	$8.46
Diluted from continuing operations	2.99	2.69	2.93	9.95	8.42
Diluted from discontinued operations	—	—	0.03	—	(0.06)
Diluted earnings per share	$2.99	$2.69	$2.96	$9.95	$8.36

Shares used in computations:
Basic	24,236	24,658	24,568	24,572	24,487
Diluted	24,490	24,877	24,883	24,851	24,777

Exhibit 99.1

(A)	Stock-based compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-based compensation expense	Three Months Ended			Year Ended
	Sep. 29, 2018	June 30, 2018	Sep. 30, 2017	Sep. 29, 2018	Sep. 30, 2017
Cost of sales	$1,229	$1,168	$923	$4,403	$3,541
Research & development	869	838	684	3,247	2,973
Selling, general & administrative	6,571	6,577	5,588	25,088	23,911
Impact on income from operations	$8,669	$8,583	$7,195	$32,738	$30,425

For the quarters ended Sep. 29, 2018, June 30, 2018 and Sep. 30, 2017, the impact on net income, net of tax was $7,414 ($0.30 per diluted share), $7,549 ($0.30 per diluted share) and $5,277 ($0.21 per diluted share), respectively. For the years ended Sep. 29, 2018 and Sep. 30, 2017, the impact on net income, net of tax was $27,665 ($1.11 per diluted share) and $23,352 ($0.94 per diluted share), respectively.

(B)
Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense), net. Deferred compensation expense (benefit) included in operating results is summarized below:

Deferred compensation expense (benefit)	Three Months Ended			Year Ended
	Sep. 29, 2018	June 30, 2018	Sep. 30, 2017	Sep. 29, 2018	Sep. 30, 2017
Cost of sales	$34	$11	$43	$151	$166
Research & development	303	46	133	836	629
Selling, general & administrative	1,579	414	692	4,222	3,074
Impact on income from operations	$1,916	$471	$868	$5,209	$3,869

For the quarters ended Sep. 29, 2018, June 30, 2018 and Sep. 30, 2017, the impact on other income net from gains or losses on deferred compensation plan assets was income of $1,957, $416 and $883, respectively. For the years ended Sep. 29, 2018 and Sep. 30, 2017, the impact on other income net from gain or losses on deferred compensation plan assets was income of $5,047 and $3,909, respectively. The net gain on deferred compensation assets excludes a death benefit of $1,301 in the quarter and year ended Sep. 30, 2017.

(C)	For the year ended Sep. 30, 2017, the gain on business combination was $5,416 ($3,426 net of tax ($0.14 per diluted share)).

(D)
For the quarters ended June 30, 2018 and Sep. 30, 2017, other impairment charges were $611 ($611 net of tax ($0.02 per diluted share)) and $2,916 ($1,885 net of tax ($0.08 per diluted share)), respectively. For the years ended Sep. 29, 2018 and Sep. 30, 2017, other impairment charges were $766 ($766 net of tax ($0.03 per diluted share)) and $2,916 ($1,885 net of tax ($0.08 per diluted share)), respectively.

(E)
For the quarters ended Sep. 29, 2018, June 30, 2018 and Sep. 30, 2017, the impact of amortization of intangible expense was $14,401 ($10,220 net of tax ($0.42 per diluted share)), $15,209 ($10,859 net of tax ($0.44 per diluted share)) and $16,253 ($11,546 net of tax ($0.46 per diluted share)), respectively. For the years ended Sep. 29, 2018 and Sep. 30, 2017, the impact of amortization of intangible expense was $60,039 ($42,783 net of tax ($1.72 per diluted share)) and $60,556 ($42,715 net of tax ($1.72 per diluted share)), respectively.

(F)
For the quarter ended Sep. 29, 2018 and June 30, 2018, the impact of costs related to acquisitions included $206 ($206 net of tax ($0.01 per diluted share)) and $129 ($129 net of tax ($0.01 per diluted share)), respectively. The years ended Sep. 29, 2018 and Sep. 30, 2017 included $735 ($735 net of tax ($0.03 per diluted share)) and $17,587 ($17,425 net of tax ($0.70 per diluted share)), respectively, of costs related to acquisitions.

Exhibit 99.1

(G)
For the quarter ended June 30, 2018, the impact of inventory and favorable lease step-up costs related to acquisitions was $392 ($281 net of tax ($0.01 per diluted share)). For the years ended Sep. 29, 2018 and Sep. 30, 2017, the impact of inventory and favorable lease step-up costs related to acquisitions was $803 ($574 net of tax ($0.02 per diluted share)) and $26,768 ($19,042 net of tax ($0.77 per diluted share)), respectively.

(H)
For the quarters ended Sep. 29, 2018, June 30, 2018 and Sep. 30, 2017, the impact of restructuring charges was $871 ($632 net of tax ($0.02 per diluted share)), $1,192 ($870 net of tax ($0.04 per diluted share)) and $3,201 ($2,273 net of tax ($0.09 per diluted share)), respectively. For the years ended Sep. 29, 2018 and Sep. 30, 2017, the impact of restructuring charges was $3,949 ($2,907 net of tax ($0.12 per diluted share)) and $12,320 ($8,382 net of tax ($0.34 per diluted share)), respectively.

(I)
For the year ended Sep. 30, 2017, the gain on our hedge of the debt commitment and issuance of debt was $11,298 ($7,147 net of tax ($0.29 per diluted share)) and interest expense on the debt commitment was $2,665 ($1,844 net of tax ($0.07 per diluted share)).

(J)
The quarter ended Sep. 29, 2018 included a $16,203 ($0.66 per diluted share) non-recurring tax net benefit due to adjustments calculated under the Tax Act transition tax and deferred tax remeasurement and a $3,367 ($0.14 per diluted share) tax charge due to an increase in valuation allowances against deferred tax assets. The year ended Sep. 29, 2018 included a $25,542 ($1.03 per diluted share) non-recurring tax expense due to the Tax Act transition tax and deferred tax remeasurement, a $3,367 ($0.14 per diluted share) tax charge due to an increase in valuation allowances against deferred tax assets and a $12,754 ($0.51 per diluted share) tax benefit from the adoption of new rules for accounting for excess tax benefits and tax deficiencies for employee stock-based compensation. The quarter and year ended Sep. 30, 2017 included a $1,358 ($0.05 per diluted share) non-recurring tax benefit from the closure of audits.

Summarized balance sheet information is as follows (unaudited, in thousands):

	Sep. 29, 2018	Sep. 30, 2017
ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$311,473	$476,673
Accounts receivable, net	355,208	305,668
Inventories	486,741	414,807
Assets held-for-sale	—	44,248
Prepaid expenses and other assets	85,080	70,268
Total current assets	1,238,502	1,311,664
Property and equipment, net	311,793	278,850
Other assets	709,674	747,286
Total assets	$2,259,969	$2,337,800

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$5,072	$5,078
Accounts payable	70,292	75,860
Other current liabilities	297,474	338,207
Total current liabilities	372,838	419,145
Other long-term liabilities	572,667	755,391
Total stockholders’ equity	1,314,464	1,163,264
Total liabilities and stockholders’ equity	$2,259,969	$2,337,800

Reconciliation of GAAP to Non-GAAP net income (unaudited, in thousands, (other than per share data), net of tax):

Exhibit 99.1

	Three Months Ended			Year Ended
	Sep. 29, 2018	June 30, 2018	Sep. 30, 2017	Sep. 29, 2018	Sep. 30, 2017
GAAP net income from continuing operations	$73,185	$66,970	$72,887	$247,360	$208,644
Stock-based compensation expense	7,414	7,549	5,277	27,665	23,352
Amortization of intangible assets	10,220	10,859	11,546	42,783	42,715
Restructuring charges	632	870	2,273	2,907	8,382
Non-recurring tax expense (benefit)	(12,836)	—	(1,358)	28,909	(1,358)
Tax benefit from stock-based compensation expense	—	(4)	—	(12,754)	—
Other impairment charges	—	611	1,885	766	1,885
Acquisition-related costs	206	129	—	735	17,425
Interest expense on debt commitment	—	—	—	—	1,844
Gain on hedge of debt and debt commitment	—	—	—	—	(7,147)
Gain on business combination	—		—	—	(3,426)
Purchase accounting step-up	—	281	—	574	19,042
Non-GAAP net income	$78,821	$87,265	$92,510	$338,945	$311,358

Non-GAAP net income per diluted share	$3.22	$3.51	$3.72	$13.64	$12.57

RISKS AND UNCERTAINTIES

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statements in this press release that relate to the Company’s belief in its rectification of execution problems; the Company’s expectations of a weak environment in China during fiscal 2019, in particular in the materials processing market; and the Company’s fiscal 2019 outlook, including its expectations for a year-on-year sales decline between 8-12%, the second half of fiscal 2019 being stronger than the first half, and expense reductions of $10-15 million partially offsetting gross profit impacts on lower sales. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. The Company and its business, including the aforementioned forward-looking statements, are subject to risks and uncertainties, including, but not limited to, risks associated with growth in demand for our products, customer acceptance and adoption of our products, the worldwide demand for flat panel displays and adoption of OLED for mobile displays, the pricing and availability of OLED displays, the demand for and use of our products in commercial applications, our ability to generate sufficient cash to fund capital spending or debt repayment, our successful implementation of our customer design wins, our ability to successfully rectify execution issues on a going forward basis, our and our customers’ exposure to risks associated with worldwide economic conditions, our customers’ ability to cancel long-term purchase orders, the ability of our customers to forecast their own end markets, our ability to accurately forecast future periods, continued timely availability of products and materials from our suppliers, our ability to timely ship our products and our customers’ ability to accept such shipments, our ability to have our customers qualify our product offerings, worldwide government economic policies, including U.S. tariffs on Chinese manufactured goods, our ability to integrate the business of Rofin and other acquisitions successfully, manage our expanded operations and achieve anticipated synergies, and other risks identified in the Company’s SEC filings. Readers are encouraged to refer to the risk disclosures and critical accounting policies described in the Company’s reports on Forms 10-K, 10-Q and 8-K, including the risks identified in today's financial press release, as applicable and as filed from time-to-time by the Company.

Exhibit 99.1

Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 1000 and Standard & Poor’s MidCap 400 Index. For more information about Coherent, visit the company's website at www.coherent.com/ for product and financial updates.

5100 Patrick Henry Dr. . P. O. Box 54980, Santa Clara, California 95056–0980 . Telephone (408) 764-4000